                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           PER-SE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                               Per-Se Letterhead

                                November 4, 1999

Dear Stockholder:

     You are cordially invited to attend an important Special Meeting of the stockholders of Per-Se Technologies, Inc. (f/k/a Medaphis Corporation) (the "Company") to be held on Tuesday, November 23, 1999, at 10:00 a.m., at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309.

     At the Special Meeting, you will be asked to consider and vote upon a proposal to effect a one-for-three reverse stock split of the Company's common stock. The proposal is described in detail in the enclosed Proxy Statement, which I encourage you to read carefully.

     The Board of Directors of the Company has determined that the proposed reverse stock split is in the best interests of the Company and its stockholders and has unanimously approved the proposal. The Board recommends that you vote FOR the proposal.

     It is important that your shares be represented at the Special Meeting either in person or by proxy. Whether or not you plan to attend the Special Meeting, I urge you to vote your proxy as soon as possible. Please vote in one of these ways:

     - Follow the telephone voting instructions printed on the enclosed proxy card; or

     - Complete, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope.

     If you attend the Special Meeting, you may vote in person if you wish, even if you have previously voted by telephone or mail. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          /s/ ALLEN W. RITCHIE
                                          Allen W. Ritchie
                                          President and Chief Executive Officer

Per-Se Technologies, Inc.   770/444-5300
2840 Mt. Wilkinson Parkway  877/73 PER-SE toll free
Atlanta, Georgia 30339      www.per-se.com

                                                               Per-Se Letterhead

                           PER-SE TECHNOLOGIES, INC.
                           2840 MT. WILKINSON PARKWAY
                                   SUITE 300
                             ATLANTA, GEORGIA 30339

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 23, 1999

                             ---------------------

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Per-Se Technologies, Inc. (f/k/a Medaphis Corporation) (the "Company") will be held on Tuesday, November 23, 1999, at 10:00 a.m., at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309, for the following purposes:

          (1) To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-three reverse stock split of the Company's common stock, $.01 par value; and

          (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on November 1, 1999, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

     Your attention is directed to the Proxy Statement submitted with this Notice.

                                          By Order of the Board of Directors,

                                          /s/ RANDOLPH L.M. HUTTO
                                          Randolph L. M. Hutto
                                          Executive Vice President,
                                          General Counsel and
                                          Secretary

Atlanta, Georgia
November 4, 1999

     PLEASE VOTE PROMPTLY BY TELEPHONE OR BY RETURNING THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY VOTED BY TELEPHONE OR MAIL.

                           PER-SE TECHNOLOGIES, INC.
                           2840 MT. WILKINSON PARKWAY
                                   SUITE 300
                             ATLANTA, GEORGIA 30339

                                PROXY STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 23, 1999

                                                                November 4, 1999

     The enclosed form of proxy is solicited by the Board of Directors (the "Board") of Per-Se Technologies, Inc. (f/k/a Medaphis Corporation) (the "Company"), which has its principal executive offices at 2840 Mt. Wilkinson Parkway, Suite 300, Atlanta, Georgia 30339, for use at a special meeting of stockholders to be held on November 23, 1999, at 10:00 a.m. at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309, and any adjournment thereof. When a proxy is properly executed and returned, or properly completed via the telephone, the shares it represents will be voted as directed at the meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted in favor of the proposed reverse stock split which is described herein and in the notice of the special meeting of stockholders attached hereto. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking such proxy or (ii) a duly executed proxy bearing a later date. Furthermore, if a stockholder attends the meeting and elects to vote in person, any previously executed proxy is thereby revoked.

     Only stockholders of record as of the close of business on November 1, 1999 (the "Record Date"), will be entitled to vote at the special meeting. As of that date, the Company had outstanding 88,724,301 shares of common stock, $.01 par value ("Common Stock"). Each share of Common Stock is entitled to one vote. No cumulative voting rights are authorized and appraisal rights for dissenting stockholders are not applicable to the matter being proposed. It is anticipated that this proxy statement ("Proxy Statement") and the accompanying proxy will first be mailed to stockholders on or about November 4, 1999.

     Votes cast by proxy or in person at the special meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The Company's Amended and Restated By-laws, as amended (the "By-laws"), provide that a quorum is present if the holders of a majority of the issued and outstanding stock of the Company entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present, and thus will have the effect of a vote against the proposed reverse stock split, which requires the affirmative vote of a majority of the votes cast by the stockholders of Common Stock present in person or by proxy and entitled to vote thereon. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on the proposed reverse stock split and even though the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Abstentions may be specified on the proposed reverse stock split. Broker non-votes will not be counted as votes for or against matters presented for stockholder consideration.

             PROPOSAL TO EFFECT A ONE-FOR-THREE REVERSE STOCK SPLIT

GENERAL

     The Board has approved and recommends to the stockholders that they approve a proposal to amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to effect a reverse stock split in which every three (3) issued and outstanding shares of the Common Stock, $.01 par value, of the Company (the "Old Common Stock") shall be automatically and without further action of the stockholders converted into and reconstituted as one (1) issued and outstanding share of Common Stock, $.01 par value, of the Company (the "New Common Stock"). This proposed amendment is referred to herein as the "Reverse Stock Split." If the proposed amendment is approved by the stockholders, the Certificate of Incorporation will be amended as set forth in the form of Certificate of Amendment of Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (the "Amendment"). The effective date of the Reverse Stock Split will be the date on which the Amendment is filed with the Secretary of State of the State of Delaware (the "Effective Date"). The Board may make any changes to the Amendment that it deems necessary or appropriate in order to cause the Amendment to be accepted for filing with the Delaware Secretary of State and give to effect to the Reverse Stock Split. It is anticipated that the Effective Date will be on or about November 23, 1999.

EFFECTS OF THE REVERSE STOCK SPLIT

     The Certificate of Incorporation, as amended to date, provides that the Company has the authority to issue an aggregate of 220,600,000 shares of stock, consisting of 200,000,000 shares of Common Stock, $.01 par value, 88,724,301 of which were issued and outstanding as of the Record Date (all of them being shares of Old Common Stock); 600,000 shares of Non-Voting Common Stock, $.01 par value, none of which were issued or outstanding as of the Record Date; and 20,000,000 shares of Preferred Stock, no par value, none of which were issued or outstanding as of the Record Date.

     If effected, the Reverse Stock Split will reduce the number of issued and outstanding shares of Old Common Stock from 88,724,301 as of the Record Date to approximately 29,574,767 shares of New Common Stock as of the Effective Date. (The foregoing assumes no issuances or repurchases of Common Stock between the Record Date and the Effective Date.) The Reverse Stock Split will have no effect on the aggregate number of shares of stock that the Company is authorized to issue, no effect on the number of authorized shares of the Common Stock or any other class of capital stock, and no effect on the par value of such stock, and each share of New Common Stock will continue to entitle its holder to one vote.

     As of the Record Date, in addition to the 88,724,301 shares of Old Common Stock outstanding, the Company had (i) an aggregate of 14,359,314 shares of Old Common Stock reserved for issuance upon the exercise of options granted under the Company's stock option plans, (of which options to purchase an aggregate of 9,891,478 shares of Old Common Stock were outstanding), (ii) an aggregate of 5,909,523 shares of Old Common Stock issuable upon exercise of outstanding warrants, and (iii) 269,281 shares of Old Common Stock reserved for sale under the Company's employee stock purchase plan (the "ESPP"). The Company's stock option plans, all of the outstanding warrants, and the ESPP each include provisions for adjustment in the number of shares covered thereby and/or adjustment of the conversion or exercise prices thereof, in the event of a reverse stock split. Therefore, if the Reverse Stock Split is approved, on the Effective Date there will be (i) an aggregate of 4,786,438 shares of New Common Stock reserved for issuance upon exercise of options granted under the Company's stock option plans, (ii) an aggregate of 1,969,841 shares of New Common Stock issuable upon exercise of outstanding warrants, and (iii) 89,760 shares of New Common Stock reserved for sale under the ESPP.

     The Reverse Stock Split will not affect any stockholder's proportionate equity interest or proportional voting power in the Company, except for those stockholders who will receive cash in lieu of fractional shares, as described below. None of the rights currently accruing to holders of the Company's Common Stock, or to holders of options or warrants to purchase Common Stock or to participants in the ESPP will be affected by the Reverse Stock Split.

     The reduction in the number of issued and outstanding shares of Common Stock to result from the Reverse Stock Split is expected to increase the market price of the Common Stock to a level above the current market trading price. While the Board believes that the shares of Common Stock will trade at higher prices than those which have prevailed in the recent past, there can be no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the Reverse Stock Split since there are numerous factors and contingencies which could affect such price.

     Another result of the Reverse Stock Split will be to decrease the number of shares held by some stockholders to less than 100 shares, the sale of which would not constitute the sale of a "round lot." Consequently, those stockholders may incur additional brokerage costs if and when they sell their shares.

BACKGROUND AND REASONS FOR THE REVERSE STOCK SPLIT

     The Company has sold a number of non-core businesses that were previously acquired by issuing shares of the Company's Common Stock. The Company has also recorded substantial charges relating to a reduction in the amount of goodwill associated with a number of previous acquisitions made with the Company's shares. The Board believes that the Reverse Stock Split would serve to adjust the Company's capital structure to a structure more appropriate for the Company's present size and which would more accurately reflect the assets acquired with stock.

     A number of the Company's peer group companies have market capitalization in line with that of the Company but generally have less than 30 million shares outstanding, as compared to the almost 90 million shares that the Company has outstanding. The Board believes that the Reverse Stock Split would more closely align the Company's capital structure with that of its peer group, which the Board believes is a more appropriate capital structure than the Company's current structure.

     The Board believes that the Reverse Stock Split could result in a broader market for its Common Stock than the current market. The Common Stock has traded for some period at below $5.00 per share. Many institutional investors are unwilling or unable due to investment restrictions to invest in companies whose stock trades at less than $5.00 per share. Many stockbrokers are subject to internal restrictions on their ability to recommend stocks trading at less than $5.00 per share because of a general presumption that such stocks may be highly speculative. In addition, stocks trading at less than $5.00 per share may not be marginable under the internal policies of some investment firms. The Reverse Stock Split is anticipated to result in a price increase for the Common Stock relieving, to some extent, the effect of such limitations on the market for the Common Stock. The expected increase in trading price may also encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's stockholders.

     The Company's Common Stock is currently listed on the Nasdaq National Market. Nasdaq has notified the Company that, because the Company's Common Stock trades at below $5.00 per share, the Common Stock is out of compliance with the minimum bid price requirement applicable to the Company for the continued listing of the Common Stock on the Nasdaq National Market. Nasdaq has also indicated that the continued listing of the Common Stock on the Nasdaq National Market is under review and that a decision by Nasdaq is likely to be issued in December 1999. While action may be taken earlier, the Board expects that the Company has until that time to either meet the minimum bid price requirement, file an appeal with Nasdaq, or make an application to have the Common Stock traded on the Nasdaq SmallCap Market or some other exchange. If the Common Stock price does not regain compliance with the minimum bid price requirement, and the Company fails to implement available alternatives, including failing to make an application for listing on the Nasdaq SmallCap Market, then the Common Stock may be de-listed from the Nasdaq National Market. Such a result could adversely impact the liquidity of the Common Stock.

     The Board believes that, in addition to the other significant business reasons to effect the Reverse Stock Split, the Reverse Stock Split represents the best alternative available to the Company to meet the Nasdaq National Market continued listing requirement with respect to the minimum bid price. If effected, the Reverse Stock Split will reduce the number of shares of Common Stock issued and outstanding. The Board expects that such reduction will result in an increase in the market price of the Common Stock to a level above the current market price and in excess of the minimum price for continued listing. As a result, the Board believes that the Reverse Stock Split will allow the Common Stock to regain compliance with the Nasdaq National Market continued listing requirement. However, since there are numerous factors and contingencies that could affect the market price of the Common Stock, there can be no assurance that such increase in market price will occur, or, if it occurs, that compliance with the Nasdaq continued listing requirements will be maintained over the long-term.

MECHANICS OF REVERSE STOCK SPLIT

     If the Reverse Stock Split is approved by the Company's stockholders, upon the Effective Date every three (3) issued and outstanding shares of Old Common Stock shall be automatically and without further action of the stockholders converted into and reconstituted as one (1) issued and outstanding share of New Common Stock.

     As soon as practical after the Effective Date, the Company will cause a letter of transmittal to be forwarded to each holder of record of shares of Old Common Stock outstanding as of the Effective Date. The letter of transmittal will set forth instructions for the surrender of certificates representing shares of Old Common Stock to the Company's transfer agent, American Stock Transfer & Trust Company (the "Exchange Agent"), in exchange for certificates representing the number of whole shares of New Common Stock into which the shares of Old Common Stock have been converted as a result of the Reverse Stock Split. CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE EXCHANGE AGENT BEFORE RECEIPT OF SUCH LETTER OF TRANSMITTAL FROM THE COMPANY.

     Until a stockholder forwards a completed letter of transmittal, together with certificates representing such stockholder's shares of Old Common Stock to the Exchange Agent and receives in return a certificate representing shares of New Common Stock, such stockholder's Old Common Stock shall be deemed equal to the number of whole shares of New Common Stock to which such stockholder is entitled as a result of the Reverse Stock Split.

     No scrip or fractional share certificates evidencing shares of Common Stock will be issued in connection with the Reverse Stock Split. If a stockholder is entitled to a fractional interest in a share, such stockholder will receive cash in lieu thereof (without interest), in an amount equal to three (3) times such fractional share of Common Stock multiplied by the closing price of the Common Stock on the Nasdaq National Market on the last business day prior to the Effective Date. The Company will deposit sufficient cash with the Exchange Agent for the purchase of such fractional interests. Stockholders are encouraged to surrender their Old Common Stock certificates to the Exchange Agent for certificates evidencing whole shares of New Common Stock and to claim the sums, if any, due them for fractional interests as promptly as possible following the Effective Date. No holder shall be entitled to dividends, voting rights or any other rights as a stockholder with respect to any fractional shares. No service charge will be payable by stockholders to the Exchange Agent in connection with the exchange of certificates or the issuance of cash for fractional interests; all such costs will be paid by the Company.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

     The following is a summary of the material anticipated federal income tax consequences of the Reverse Stock Split to stockholders of the Company. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department Regulations issued pursuant thereto (the "Regulations"), and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the substance of this summary.

     This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Reverse Stock Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to stockholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). In addition, this summary does not address any consequence of the Reverse Stock Split under any state, local or foreign tax laws. As a result, it is the responsibility of each stockholder to obtain and rely on advice from such stockholder's personal tax advisor as to: (i) the effect on such stockholder's personal tax situation of the Reverse Stock Split, including the application and effect of state, local and foreign income and other tax laws;

(ii) the effect of possible future legislation and Regulations; and (iii) the reporting of any information required in connection with the Reverse Stock Split on such stockholder's own tax returns.

     No ruling from the Internal Revenue Service nor opinion of counsel will be sought or obtained regarding the federal income tax consequences to the stockholders of the Company as a result of the Reverse Stock Split. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

     The Company believes that the Reverse Stock Split will qualify as a "recapitalization" under Section 368(a)(1)(E) of the Code. As a result, no gain or loss will be recognized by the Company or its stockholders in connection with the Reverse Stock Split. A stockholder of the Company exchanging Old Common Stock solely for New Common Stock will recognize no gain or loss for federal income tax purposes (except to the extent of any cash received in lieu of fractional shares of New Common Stock). Cash payments in lieu of fractional shares of New Common Stock should be treated as if the fractional shares were issued to the stockholder and then redeemed by the Company for cash. A stockholder receiving such payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share (determined as provided below).

     Such gain or loss will be capital gain or loss if the shares are held as a capital asset at the time of the Reverse Stock Split, the payment of cash in lieu of the fractional share is a mere mechanical rounding off of fractions and not separately bargained for consideration, and the payment is "not essentially equivalent to a dividend" with respect to the stockholder under the federal income tax law. For this purpose, a payment is not essentially equivalent to a dividend if it results in a "meaningful reduction" in the stockholder's percentage interest in the Company, taking into account the constructive ownership rules and redemptions of the fractional shares from all the stockholders. The Internal Revenue Service has ruled publicly that any reduction in the percentage interest of a small minority stockholder in a publicly-held corporation who exercises no control over corporate affairs should constitute a meaningful reduction; provided, however, if this ruling does not apply, the cash payment for the fractional shares may be taxed as a dividend payment.

     A stockholder's aggregate tax basis in such stockholder's shares of New Common Stock received from the Company will be the same as such stockholder's aggregate tax basis in the Old Common Stock exchanged therefor, less any portion of such basis allocated to fractional shares for which a cash payment was received. The holding period of the New Common Stock received by such stockholder will include the period during which the Old Common Stock surrendered in exchange therefor was held, provided all such Common Stock was held as a capital asset on the date of the exchange.

ACCOUNTING EFFECTS OF THE REVERSE STOCK SPLIT

     Following the Effective Date, in order to reflect the reduction in the number of issued and outstanding shares of Common Stock resulting from the Reverse Stock Split, the Company will transfer from its stated capital account to its paid-in capital account an amount equal to $.01 per share (the par value) of Common Stock so reduced by the Reverse Stock Split. Stockholders' equity will remain unchanged.

VOTE REQUIRED

     The proposed Reverse Stock Split will be approved upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is made on a proxy that is properly executed and returned, will be voted "FOR" the proposed Reverse Stock Split.

              THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL
         OF THE PROPOSAL TO EFFECT A ONE-FOR-THREE REVERSE STOCK SPLIT

                       MANAGEMENT COMMON STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of October 21, 1999, by (i) each of the Company's directors, (ii) the Company's "named executive officers" (as hereinafter defined) and (iii) such directors and all executive officers as a group. Under
Item 402(a)(3) of Regulation S-K under the Securities Act of 1933, as amended, the term "named executive officers" means (i) all individuals serving as the Company's Chief Executive Officer or acting in a similar capacity during the last completed fiscal year, regardless of compensation level; (ii) the Company's four (4) most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year; and (iii) up to two (2) additional individuals for whom disclosure would have been provided pursuant to clause (ii) but for the fact that such individuals were not serving as executive officers of the Company at the end of the last completed fiscal year.

                                                               BENEFICIAL    PERCENT OF
NAME                                                          OWNERSHIP(1)     CLASS
----                                                          ------------   ----------
Roderick M. Hills...........................................       5,000(2)        *
David R. Holbrooke..........................................      76,500(3)        *
David E. McDowell...........................................     678,750(4)        *
Kevin E. Moley..............................................          --          --
John C. Pope................................................      40,200(5)        *
Allen W. Ritchie............................................     416,668(6)        *
C. Christopher Trower.......................................      10,100(7)        *
Randolph L. M. Hutto........................................     202,667(8)        *
Philip M. Pead..............................................     215,002(9)        *
Wayne A. Tanner.............................................     150,667(10)       *
All executive officers and directors as a group (10
  persons)..................................................   1,795,554        2.02%

---------------

 *   Beneficial ownership represents less than 1% of the outstanding Common
     Stock.
(1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named above have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.
(2) All shares are owned through a limited partnership, the Hills Family Trust. Includes 2,000 shares that are not currently outstanding, but which may be acquired under the Company's Non-Employee Director Stock Option Plan (the "Director Plan").
(3) Includes 1,500 shares held in a bank account for the benefit of Dr. Holbrooke's son, a minor. Also includes 14,000 shares that are not currently outstanding, but which may be acquired under the Director Plan.
(4) Includes 208,750 shares that are not currently outstanding, but which may be acquired upon the exercise of stock options granted under a Company employee stock option plan; does not include 210,000 shares that may be acquired under a Company employee stock option plan which are subject to an accelerated vesting schedule based on appreciation in the market value of the Common Stock.
(5) Includes 5,200 shares that are not currently outstanding, but which may be acquired under the Director Plan.
(6) Includes 316,668 shares that are not currently outstanding, but which may be acquired under a Company employee stock option plan.
(7) Includes 5,000 shares held by a family member, for which Mr. Trower disclaims beneficial ownership. Also includes 4,400 shares that are not currently outstanding, but which may be acquired under the Director Plan.

(8) Includes 10,000 shares held by Mr. Hutto in a 401(k) plan. Also includes 191,667 shares that are not currently outstanding, but which may be acquired under a Company employee stock option plan.
(9) Includes 5,000 shares held by a family member. Also includes 205,002 shares that are not currently outstanding, but which may be acquired under a Company employee stock option plan.
(10) Includes 116,667 shares that are not currently outstanding, but which may be acquired under a Company employee stock option plan.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth certain information as of October 21, 1999 concerning each person known to the Board to be a "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of the Common Stock.


                                                               SHARES OF COMMON
                                                              STOCK BENEFICIALLY   PERCENT
NAME AND ADDRESS                                                   OWNED(1)        OF CLASS
----------------                                              ------------------   --------
Basil P. Regan and Regan Partners, L. P.(2).................      9,905,500         11.16%
  6 East 43rd St., New York, New York 10017
The Canopy Group, Inc.(3)...................................      8,086,205          9.11%
  899 W. Center Street, Orem, Utah 84057
Joseph L. Harrosh(4)........................................      4,978,600          5.61%
  40900 Grimmer Blvd., Fremont, California 94538


---------------

(1) See Note (1) under "Management Common Stock Ownership."
(2) Includes 4,900,000 shares beneficially owned by Regan Partners, L.P. The information regarding Basil P. Regan and Regan Partners, L. P. is given in reliance upon a Schedule 13G/A filed by such stockholders on October 20, 1999 with the Securities and Exchange Commission.
(3) Includes 8,086,205 shares as to which The Canopy Group, Inc. (f/k/a NFT Ventures, Inc.) ("Canopy") has shared voting and shared investment power. The information regarding Canopy is given in reliance upon a Schedule 13G filed by Canopy on June 3, 1999 with the Securities and Exchange Commission.
(4) The information regarding Joseph L. Harrosh is given in reliance upon a
    Schedule 13G filed by such stockholder on April 1, 1999 with the Securities and Exchange Commission.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment.

                            EXPENSES OF SOLICITATION


     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more employees of the Company. Also, the Company has retained Corporate Investor Communications, Inc. ("CIC") to aid in soliciting proxies. The Company will pay an estimated fee of $6,000, plus out-of-pocket expenses, to CIC. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock.


                                          RANDOLPH L. M. HUTTO
                                          Executive Vice President,
                                          General Counsel and Secretary


November 4, 1999

                                                                       EXHIBIT A

                          CERTIFICATE OF AMENDMENT OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                          OF PER-SE TECHNOLOGIES, INC.

     Per-Se Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     1. The amendment (the "Amendment") to the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") is as set forth below:

          a. The first sentence of Article FOURTH of the Certificate of Incorporation is deleted and replaced with the following:

          "The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 220,600,000, consisting of 200,000,000 shares of Common Stock, $.01 par value (herein called "Common Stock"), 600,000 shares of Non-Voting Common Stock, $.01 par value (herein called "Non-Voting Common Stock"), and 20,000,000 shares of Preferred Stock, no par value (herein called "Preferred Stock"). Upon the Effective Date (as defined below), every three (3) issued and outstanding shares of Common Stock, $.01 par value (herein called "Old Common Stock"), shall be automatically and without any action on the part of the stockholders converted into and reconstituted as one (1) share of Common Stock, $.01 par value (herein called "New Common Stock"), subject to the treatment of fractional interests as described below. Each holder of a certificate or certificates which, immediately prior to this Certificate of Amendment of Amended and Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Date"), represented outstanding shares of the Old Common Stock shall be entitled to receive a certificate for the number of shares of New Common Stock they own by presenting their old certificate(s) to the Corporation's transfer agent for cancellation and exchange. No scrip or fractional certificates will be issued. Each holder of shares shall be entitled to receive in lieu of fractional shares, a cash payment from the Corporation determined by multiplying three (3) times such fractional share of Common Stock by the closing price of the Common Stock on the Nasdaq National Market on the last business day prior to the Effective Date."

     2. The Amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     3. The Amendment shall become effective upon the filing of this Certificate in the Office of the Secretary of State of the State of Delaware.

     4. The undersigned officer of the Corporation hereby acknowledges that the foregoing is the act and deed of the Corporation and that the facts stated herein are true.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed and acknowledged this 23rd day of November 1999.

                                          PER-SE TECHNOLOGIES, INC.

                                          Allen W. Ritchie
                                          President and Chief Executive Officer

                           PER-SE TECHNOLOGIES, INC.
PROXY

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
              SPECIAL MEETING OF STOCKHOLDERS ON NOVEMBER 23, 1999

    The undersigned hereby appoints ALLEN W. RITCHIE and WAYNE A. TANNER, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Per-Se Technologies, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held on Tuesday, November 23, 1999, at 10:00 a.m., at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309, and at any adjournment thereof, upon the matter described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matter described in the Notice of Special Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

    Proposal:

    (1) To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-three reverse stock split of the Company's Common Stock.

                 [ ]  FOR          [ ]  AGAINST     [ ]  ABSTAIN

                (Continued, and to be signed, on the other side)

                          (Continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ON THE OTHER SIDE OF THIS PROXY.

                                                  Dated                   , 1999
                                                       -------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  Please sign exactly as your
                                                  name or names appear hereon.
                                                  Where more than one owner is
                                                  shown above, each should sign.
                                                  When signing in a fiduciary or
                                                  representative capacity,
                                                  please give full title. If
                                                  this proxy is submitted by a
                                                  corporation, it should be
                                                  executed in the full corporate
                                                  name by a duly authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.